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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                         UNITED WISCONSIN SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                          ----------------------------


                 WISCONSIN                            39-1431799
         (State of incorporation)        (I.R.S. Employer Identification No.)


                            401 WEST MICHIGAN STREET
                              MILWAUKEE, WISCONSIN
                                   53203-2896
                                 (414) 226-6900
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         -------------------------------

                         UNITED WISCONSIN SERVICES, INC.
                              EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                        --------------------------------

        THOMAS R. HEFTY, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         UNITED WISCONSIN SERVICES, INC.
                            401 WEST MICHIGAN STREET
                        MILWAUKEE, WISCONSIN  53203-2896
                                 (414) 226-6900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               GEOFFREY R. MORGAN
                            MICHAEL, BEST & FRIEDRICH
                            100 EAST WISCONSIN AVENUE
                        MILWAUKEE, WISCONSIN  53202-4108

                        --------------------------------

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                                                   CALCULATION OF REGISTRATION FEE
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    Title of securities        Amount to be              Proposed maximum            Proposed maximum              Amount of
     to be registered           registered            offering price per unit    aggregate price offering      registration fee

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
 Common Stock, no par value         305,696 shares           $     4.66 (1)          $     1,424,543              $     432
                                  1,000,000 shares                32.83 (1)               32,830,000                  9,948
                                    275,833 shares                18.13 (1)                5,000,852                  1,515
                                    158,730 shares                25.20 (1)                3,999,996                  1,212
                                    409,741 shares                23.00 (2)                9,424,043                  2,856

                           Total: 2,150,000 shares                                Total: $52,679,434        Total: $ 15,963
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(1)  Calculated pursuant to Rule 457(h), based  on the actual per share exercise price of the stock options pursuant to which the Common Stock being registered hereby may be acquired.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c), based on the average of the high and low sales prices of the Common Stock on February 10, 1997 as reported on the New York Stock Exchange.
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          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

     In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 33-81006 on Form S-8 of United Wisconsin Services, Inc. (the "Company"), which was filed with the Securities and Exchange Commission on June 30, 1994, are incorporated herein by reference.

                                EXPLANATORY NOTE

     The United Wisconsin Services, Inc. Equity Incentive Plan (the "Plan") was adopted by the Company's Board of Directors on February 24, 1993 and was approved by the Company's shareholders on May 26, 1993. Thereafter, the Company filed a Registration Statement on Form S-8 (Registration No. 33-81006) to register the 600,000 shares of Common Stock of the Company, no par value per share (the "Common Stock"), reserved for issuance under the Plan.

     On July 31, 1996, the Company's Board of Directors approved an amendment to the Plan which increased the number of shares of Common Stock which can be issued pursuant to the Plan by 2,150,000 shares, so that after such amendment, the total number of shares of Common Stock allocated to the Plan is 2,750,000. Such amendment was approved by the Company's shareholders on October 30, 1996. Accordingly, this Registration Statement is being filed to register the 2,150,000 additional shares of Common Stock.

     The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   EXHIBITS.

4.1 United Wisconsin Services, Inc. Equity Incentive Plan (incorporated by reference to exhibits filed with Registrants' Registration Statement on Form S-1 effective July 13, 1993 (registration no. 33-59798)). As amended by amendment effective as of August 15, 1996.
5.1  Opinion of Michael, Best & Friedrich
23.1 Consent of Ernst & Young LLP
23.2 Consent of Michael, Best & Friedrich (Included as part of the opinion contained in Exhibit 5.1 herein)



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on the 14th day of February, 1997.

                                                 UNITED WISCONSIN SERVICES, INC.


                              BY:    /s/ Thomas R. Hefty
                                  ---------------------------------------------
                                             THOMAS R. HEFTY
                                             CHAIRMAN OF THE BOARD AND PRESIDENT

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Hefty and C. Edward Mordy, or either of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capabilities, to sign any and all amendments (including pre- and post- effective amendments) to this Registration Statement, and to file all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.






     SIGNATURE                               TITLE      DATE


     /s/ Thomas R. Hefty           Chairman of the Board                   February 14, 1997
------------------------------     (Principal Executive Officer),
  Thomas R. Hefty                  President & Director

     /s/ C. Edward Mordy           Vice President (Principal               February 14, 1997
------------------------------     Financial and Accounting
  C. Edward Mordy                  Officer)

     /s/ Richard A. Abdoo          Director                                February 14, 1997
------------------------------
  Richard A. Abdoo

     /s/ Thomas A. Bausch          Director                                February 14, 1997
------------------------------
     Thomas A. Bausch

     /s/ Jane T. Coleman           Director                                February 14, 1997
------------------------------
  Jane T. Coleman

     /s/ James L. Forbes           Director                                February 14, 1997
------------------------------
  James L. Forbes

     /s/ James C. Hickman          Director                                February 14, 1997
------------------------------
  James C. Hickman

     /s/ William R. Johnson        Director                                February 14, 1997
------------------------------
  William R. Johnson

     /s/Eugene A. Menden           Director                                February 14, 1997
------------------------------
  Eugene A. Menden

     /s/ Donald P. Muench          Director                                February 14, 1997
------------------------------
  Donald P. Muench

     /s/ Arthur W. Nesbitt         Director                                February 14, 1997
------------------------------
  Arthur W. Nesbitt

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